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                                                                    Exhibit 99.C
                             TO WHOM IT MAY CONCERN

         We, MORGAN Y MORGAN, Lawyers, qualified to practice law in Panama, Republic of Panama, having examined all the documents of the Corporation BIOTECH FOCUS S.A. ("The Corporation"), hereby confirm the following:

         1. The Corporation is a Panamanian Company incorporated by means of Public Deed 11,785 of 30th November, 1989, Notary 5th and duly registered at Microjacket 228850, Reel 27689, Frame 0085 on December 7, 1989.

         2. The Corporation is in good standing and validly existing under the laws of the Republic of Panama.

         3. The total number of shares that may be issued by the Corporation is Five Hundred (500) to the bearer all of which shall be without nominal value.

         4. The present members of The Corporation's Board of Directors/Officers are the following:

                 Luis Alberto Hincapie     -        Director/President
                 Adelina M. de Estribi     -        Director/Secretary
                 Aida May Biggs            -        Director/Treasurer

         5. The joint signatures of any two (2) Directors/Officers in respect of any act, transaction or business of the corporation shall be binding on the same.

         6. By means of Public Deed #10,703 of 12th November, 1993, Notary 4th. The Corporation granted a Power of Attorney in favour of Dr. Ernst Muller-Mohl, Swiss, with Passport No. 7836977, with domicile in Schloss Gachnang, 8547 Gachnang, Switzerland to act on behalf of the Corporation individually and with full powers.

         7. By means of Public Deed #10,704 of 12th November, 1993, Notary 4th. The Corporation granted a Power of Attorney in favour of Lawyer Daniel Schlatter, Swiss, with Passport No. 6780510, with domicile in Zilanderweg, 10, 8702 Zollikon to act on behalf of the Corporation individually and with full powers.

         As members of the bar of the Republic of Panama, we express no opinion with respect to the laws of any other jurisdictions.

         Panama, 24th November, 1993.

                                                   Morgan & Morgan

                                                   Mirie de la Guardian